Exhibit 99.1

NexTier Appoints Kenneth Pucheu as Chief Financial Officer

HOUSTON, Texas (December 16, 2019) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today announced that Kenneth Pucheu, previously Vice President of Finance, has been promoted to Senior Vice President and Chief Financial Officer, effective immediately. Mr. Pucheu succeeds Jan Kees van Gaalen, who is leaving the Company to pursue other opportunities.

Mr. Pucheu has twenty years of experience in corporate and operational finance across the energy industry and will be responsible for finance, accounting and reporting, tax, and treasury. He has served as Vice President of Finance at Keane Group Inc. since 2016 and NexTier since October 2019, following the merger of Keane and C&J Energy Services, Inc. (“C&J”). Previously, he worked at Schlumberger Limited for fifteen years in various senior-level positions, including Head of Finance for Drilling and Measurements, and Director of Finance for North America Offshore. Mr. Pucheu earned a B.S. in Accounting from the University of Louisiana at Lafayette.

“Kenny will be a strong addition to the NexTier executive leadership team as he exemplifies our ability to develop top talent across the organization,” said Robert Drummond, President and Chief Executive Officer of NexTier. “Kenny has made significant contributions to Keane’s success since its initial public offering and towards the ongoing integration of NexTier. We look forward to his leadership in this expanded role as we maintain our focus on operating safely and efficiently, and delivering for customers.”

“Kenny is a high-caliber finance executive with a proven track record, deep industry experience, and is uniquely positioned to lead NexTier’s finance organization,” said Greg Powell, Executive Vice President and Chief Integration Officer of NexTier. “Kenny has been a strong partner over the years, and I am very confident in his ability to continue delivering value for all of our stakeholders.”

“I am pleased to take on this expanded role, and I look forward to working with Robert and other members of the leadership team as we build on the Company’s momentum as an industry-leading U.S. land diversified oilfield services provider,” said Mr. Pucheu.

Mr. Drummond added, “On behalf of the Board and management of NexTier, I want to thank Jan Kees for his contributions including providing leadership for C&J during the critical period following emergence from its financial restructuring, improving performance of the C&J finance organization, helping to successfully complete the merger and positioning NexTier for its next chapter. We wish him well in the future.”

About NexTier Oilfield Solutions

Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding the Company that are forward-looking, including future financial and operating results, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xiii) fluctuations in the market price of the Company’s stock; (xiv) the level of, and obligations associated with, the Company’s indebtedness; and (xv) other risk factors and additional information. For a more detailed discussion of such risks and other factors, see the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2018, filed on February 27, 2019 and August 19, 2019, respectively, and in other periodic filings, available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Investor Contact:

Daniel Jenkins
Vice President - Investor Relations
(713) 325-6000
investors@nextierofs.com

Marc Silverberg
Managing Director (ICR)
marc.silverberg@icrinc.com

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